PRESS RELEASE

GE ANNOUNCES THIRD QUARTER 2018 RESULTS

- **3Q'18 GAAP continuing EPS of ($2.63); 3Q'18 adjusted EPS (non-GAAP) of $0.14**
- **GE CFOA (GAAP) of $(3.4) billion; adjusted GE Industrial free cash flows (non-GAAP) of $1.1 billion-a)**
- **Recorded non-cash goodwill impairment charge of $22 billion, before tax, related to GE Power**
- **GE plans to reduce quarterly dividend to $0.01 per share beginning with next declaration, expected in December 2018**
- **GE intends to reorganize GE Power to improve cost structure, enhance execution agility, and drive better outcomes for customers and investors**

BOSTON – October 30, 2018 - GE (NYSE:GE) announced results today for the quarter ended September 30, 2018. The Company reported a loss of $2.63 per share from GAAP continuing operations. As summarized in the attached reconciliation, adjusted earnings per share (non-GAAP) were $0.14, down 33 percent from the same period in 2017. The Company recorded a non-cash goodwill impairment charge of $22 billion, before tax, related to GE Power.

The Company also announced immediate actions to strengthen its balance sheet and position its businesses for success.

First, GE plans to reduce its quarterly dividend from $0.12 to $0.01 per share beginning with the Board's next dividend declaration, which is expected to occur in December 2018. This change will allow GE to retain ~$3.9 billion of cash per year compared to the prior payout level.

Second, GE intends to reorganize Power to accelerate the business' operating and financial improvements. GE plans to create two units — a unified Gas business combining GE's gas product and services groups, and a second unit constituting the portfolio of GE Power's other assets including Steam, Grid Solutions, Nuclear, and Power Conversion. The Company also intends to consolidate Power's headquarters structure to ensure these units can best serve their customers.

GE Chairman and CEO H. Lawrence Culp Jr. said, "After my first few weeks on the job, it's clear to me that GE is a fundamentally strong company with a talented team and great technology. However, our results are far from our full potential. We will heighten our sense of urgency and increase accountability across the organization to deliver better results.

"We are on the right path to create a more focused portfolio and strengthen our balance sheet. My priorities in my first 100 days are positioning our businesses to win, starting with Power, and accelerating deleveraging. We are moving with speed to improve our financial position, starting with the actions announced today. I look forward to updating you further on our progress in early 2019."

	Three months ended September 30			Nine months ended September 30		
(Dollars in millions; except per-share amounts)	2018	2017	y/y	2018	2017	y/y
GAAP Metrics						
Continuing EPS	$ (2.63)	$ 0.16	U	$ (2.50)	$ 0.29	U
Net EPS	(2.62)	0.15	U	(2.69)	0.24	U
Total Revenues	29,573	30,662	(4) %	88,337	86,640	2 %
GE Industrial Profit Margin	(83.0) %	3.3 %	U	(25.1) %	2.9 %	U
GE Cash Flows From Operating Activities (GE CFOA)	(3,354)	465	U	(4,128)	4,051	U
Non-GAAP Metrics						
Adjusted EPS	$ 0.14	$ 0.21	(33) %	$ 0.49	$ 0.56	(13) %
GE Industrial Segment Organic Revenues	28,057	27,762	1 %	77,116	79,396	(3) %
Adjusted GE Industrial Profit-b)	2,213	2,861	(23) %	7,875	8,500	(7) %
Adjusted GE Industrial Profit Margin-b)	8.1 %	9.9 %	(180) bps	9.6 %	10.5 %	(90) bps
Adjusted GE Industrial Free Cash Flows (FCF)-a)	1,088	1,149	(5) %	(335)	(1,230)	73 %

-a) Excluding deal taxes and GE Pension Plan funding, and with BHGE on a dividend basis
-b) Excludes interest and other financial charges, non-op benefit costs, gains (losses), goodwill impairment, and restructuring & other charges

We present both GAAP and non-GAAP measures to provide investors with additional information. We believe that providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Please see pages 8-13 for explanations of why we use these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

1

Results by Reporting Segment

The following segment discussions and variance explanations are intended to reflect management's view of the relevant comparisons of financial results.

Power

	Three months ended September 30			Nine months ended September 30		
(in millions)	2018	2017	y/y	2018	2017	y/y
Orders	$ 6,616	$ 8,108	(18) %	$ 19,543	$ 25,871	(24) %
Revenues	5,739	8,527	(33) %	20,540	25,868	(21) %
Segment Profit	(631)	464	U	64	1,896	(97) %
Segment Profit Margin	(11.0) %	5.4 %	(1,640) bps	0.3 %	7.3 %	(700) bps

Orders of $6.6 billion were down 18%. Revenues of $5.7 billion were down 33%. Segment profit was down significantly. The quarter was impacted by continued market and execution challenges.

Renewable Energy

	Three months ended September 30			Nine months ended September 30		
(in millions)	2018	2017	y/y	2018	2017	y/y
Orders	$ 2,879	$ 2,961	(3) %	$ 7,040	$ 7,116	(1) %
Revenues	2,873	2,507	15 %	6,172	6,587	(6) %
Segment Profit	60	217	(72) %	220	445	(51) %
Segment Profit Margin	2.1 %	8.7 %	(660) bps	3.6 %	6.8 %	(320) bps

Orders of $2.9 billion were down 3%. Revenues of $2.9 billion were up 15%, with onshore wind equipment sales up 37%. Segment profit of $60 million was down 72%, mainly driven by continued pricing challenges in the market and lower repower volume.

Aviation

	Three months ended September 30			Nine months ended September 30		
(in millions)	2018	2017	y/y	2018	2017	y/y
Orders	$ 9,128	$ 6,742	35 %	$ 26,763	$ 21,301	26 %
Revenues	7,480	6,696	12 %	22,111	20,003	11 %
Segment Profit	1,665	1,335	25 %	4,743	3,982	19 %
Segment Profit Margin	22.3 %	19.9 %	240 bps	21.5 %	19.9 %	160 bps

Orders of $9.1 billion were up 35% with equipment orders growing 82% and services growing 12%. Revenues of $7.5 billion were up 12%, including 303 LEAP engine shipments versus 111 last year. Segment profit of $1.7 billion was up 25%, driven by higher volume and improved pricing partly offset by negative mix from LEAP shipments.

Oil & Gas

	Three months ended September 30			Nine months ended September 30		
(in millions)	2018	2017	y/y	2018	2017	y/y
Orders	$ 5,750	$ 5,756	- %	$ 17,025	$ 11,450	49 %
Revenues	5,670	5,311	7 %	16,609	11,394	46 %
Adjusted Segment Profit (Non-GAAP)[-a)]	247	210	18 %	650	590	10 %
Adjusted Segment Profit Margin (Non-GAAP)[-a)]	4.4 %	4.0 %	40 bps	3.9 %	5.2 %	(130) bps

-a) Excluded restructuring and other charges; O&G segment profit including these items subsequent to the Baker Hughes transaction was $180 million for three months ended September 30, 2018 and $(57) million for three months ended September 30, 2017; $110 million for the nine months ended September 30, 2018 and $322 for the nine months ended September 30, 2017.

BHGE is releasing its financial results this morning. Orders were $5.8 billion, flat versus prior year. Revenues were $5.7 billion, up 7%. Adjusted segment profit* was $247 million, up 18%. Cash distributions from BHGE to GE in the quarter totaled $147 million.

* Non-GAAP Financial Measure

2

Healthcare

(in millions)	Three months ended September 30			Nine months ended September 30		
	2018	2017	y/y	2018	2017	y/y
Orders	$ 5,090	$ 5,070	- %	$ 15,141	$ 14,582	4 %
Revenues	4,707	4,710	- %	14,387	13,703	5 %
Segment Profit	861	847	2 %	2,522	2,335	8 %
Segment Profit Margin	18.3 %	18.0 %	30 bps	17.5 %	17.0 %	50 bps

Orders of $5.1 billion were flat reported and up 3% organic. Revenues of $4.7 billion were flat reported and up 3% organic*, with Life Sciences up 4% reported. Segment profit of $861 million was up 2%. The Healthcare team experienced continued growth with strong productivity and execution.

Transportation

(in millions)	Three months ended September 30			Nine months ended September 30		
	2018	2017	y/y	2018	2017	y/y
Orders	$ 1,972	$ 918	F	$ 4,587	$ 2,732	68 %
Revenues	932	949	(2) %	2,746	3,006	(9) %
Segment Profit	162	141	15 %	448	420	7 %
Segment Profit Margin	17.4 %	14.9 %	250 bps	16.3 %	14.0 %	230 bps

Orders of $2.0 billion, were up significantly with orders for 603 locomotives. Revenues of $0.9 billion were down 2%. Segment profit of $162 million was up 15%. We expect the planned combination of GE Transportation with Wabtec to be completed by early 2019, subject to customary closing conditions. It is possible that the planned combination could be completed at an earlier time if the closing conditions are satisfied sooner.

Lighting

(in millions)	Three months ended September 30			Nine months ended September 30		
	2018	2017	y/y	2018	2017	y/y
Orders	$ 219	$ 234	(6) %	$ 715	$ 857	(17) %
Revenues	385	472	(18) %	1,272	1,407	(10) %
Segment Profit	26	14	86 %	52	41	27 %
Segment Profit Margin	6.8 %	3.0 %	380 bps	4.1 %	2.9 %	120 bps

Orders of $0.2 billion were down 6%. Revenues of $0.4 billion were down 18%. Segment profit of $26 million was up 86%.

GE Capital

(in millions)	Three months ended September 30			Nine months ended September 30		
	2018	2017	y/y	2018	2017	y/y
Capital continuing operations	$ 19	$ 24	(21) %	$ (403)	$ (195)	U
Discontinued operations	40	(105)	F	(1,579)	(500)	U
GE Capital Earnings	$ 59	$ (81)	F	$ (1,982)	$ (695)	U

Continuing operations generated net income of $19 million in the quarter. GE Capital ended the quarter with $129 billion of assets, including $14 billion of liquidity. We remain focused on shrinking and de-leveraging GE Capital, including improving its leverage profile.

* Non-GAAP Financial Measure

3

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)
	Consolidated			GE(a)			Financial Services (GE Capital)
Three months ended September 30	2018	2017	V%	2018	2017	V%	2018	2017	V%
Revenues
Sales of goods and services	$27,465	$28,764	(5)%	$27,456	$28,774	(5)%	$37	$39	(5)%
GE Capital revenues from services	2,109	1,898		—	—		2,436	2,359
Total revenues	29,573	30,662	(4)%	27,456	28,774	(5)%	2,473	2,397	3%
Costs and expenses
Cost of sales	22,846	23,672		22,349	23,099		530	621
Selling, general and administrative expenses	4,855	4,741		4,660	4,604		332	284
Interest and other financial charges	1,227	1,232		662	718		704	790
Investment contracts, insurance losses and
insurance annuity benefits	710	617		—	—		732	640
Goodwill impairment	21,973	947		21,973	947		—	—
Non-operating benefit costs	807	611		804	610		2	1
Other costs and expenses	98	261		—	—		115	271
Total costs and expenses	52,515	32,082	64%	50,449	29,978	68%	2,416	2,608	(7)%

Other income	205	2,165		201	2,160		—	—
GE Capital earnings (loss) from continuing operations	—	—		19	24		—	—

Earnings (loss) from continuing operations
before income taxes	(22,736)	746	U	(22,774)	981	U	57	(211)	F
Benefit (provision) for income taxes	(162)	551		(205)	281		43	270
Earnings (loss) from continuing operations	(22,899)	1,297	U	(22,979)	1,261	U	99	59	68%
Earnings (loss) from discontinued
operations, net of taxes	39	(106)		39	(105)		40	(106)
Net earnings (loss)	(22,859)	1,191	U	(22,940)	1,156	U	139	(47)	F
Less net earnings (loss) attributable to
noncontrolling interests	(90)	(169)		(132)	(168)		42	(2)
Net earnings (loss) attributable to the Company	(22,769)	1,360	U	(22,808)	1,324	U	98	(46)	F
Preferred stock dividends	(39)	(36)		—	—		(39)	(36)
Net earnings (loss) attributable to
GE common shareowners	$(22,808)	$1,324	U	$(22,808)	$1,324	U	$59	$(81)	F
Amounts attributable to GE common shareowners:
Earnings (loss) from continuing operations	$(22,899)	$1,297	U	$(22,979)	$1,261	U	$99	$59	68%
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(90)	(169)		(132)	(168)		42	(1)
Earnings (loss) from continuing operations
attributable to the Company	(22,808)	1,465	U	(22,847)	1,429	U	58	60	(3)%
Preferred stock dividends	(39)	(36)		—	—		(39)	(36)
Earnings (loss) from continuing operations
attributable to GE common shareowners	(22,847)	1,429	U	(22,847)	1,429	U	19	24	(21)%
Earnings (loss) from discontinued
operations, net of taxes	39	(106)		39	(105)		40	(106)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	—	(1)		—	—		—	(1)
Net earnings (loss) attributable to GE
common shareowners	$(22,808)	$1,324	U	$(22,808)	$1,324	U	$59	$(81)	F
Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$(2.63)	$0.16	U
Basic earnings (loss) per share	$(2.63)	$0.16	U
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$(2.62)	$0.15	U
Basic earnings (loss) per share	$(2.62)	$0.15	U
Total average equivalent shares
Diluted	8,694	8,732	—%
Basic	8,694	8,665	—%
Dividends declared per common share	$0.12	$0.24	(50)%
(a) Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.
Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.
"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2017 consolidated financial statements at www.ge.com/ar2017 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)
	Consolidated			GE(a)			Financial Services (GE Capital)
Nine months ended September 30	2018	2017	V%	2018	2017	V%	2018	2017	V%
Revenues
Sales of goods and services	$82,432	$80,456	2%	$82,429	$80,683	2%	$100	$101	(1)%
GE Capital revenues from services	5,905	6,184		—	—		6,975	7,424
Total revenues	88,337	86,640	2%	82,429	80,683	2%	7,075	7,525	(6)%
Costs and expenses
Cost of sales	66,795	65,525		65,253	64,101		1,651	1,753
Selling, general and administrative expenses	13,547	13,180		12,990	12,199		987	1,346
Interest and other financial charges	3,807	3,545		1,995	1,918		2,296	2,373
Investment contracts, insurance losses and
insurance annuity benefits	2,009	1,908		—	—		2,071	1,958
Goodwill impairment	21,973	947		21,973	947		—	—
Non-operating benefit costs	2,188	1,824		2,178	1,811		9	12
Other costs and expenses	286	584		—	—		328	629
Total costs and expenses	110,604	87,512	26%	104,390	80,977	29%	7,342	8,070	(9)%

Other income	1,275	2,692		1,237	2,659		—	—
GE Capital earnings (loss) from continuing operations	—	—		(403)	(195)		—	—

Earnings (loss) from continuing operations
before income taxes	(20,992)	1,820	U	(21,128)	2,170	U	(268)	(545)	51%
Benefit (provision) for income taxes	(677)	693		(842)	93		165	600
Earnings (loss) from continuing operations	(21,670)	2,513	U	(21,970)	2,263	U	(103)	55	U
Earnings (loss) from discontinued
operations, net of taxes	(1,634)	(490)		(1,634)	(497)		(1,579)	(494)
Net earnings (loss)	(23,304)	2,023	U	(23,604)	1,766	U	(1,682)	(439)	U
Less net earnings (loss) attributable to
noncontrolling interests	(188)	(312)		(228)	(316)		40	5
Net earnings (loss) attributable to the Company	(23,116)	2,334	U	(23,376)	2,082	U	(1,722)	(443)	U
Preferred stock dividends	(260)	(252)		—	—		(260)	(252)
Net earnings (loss) attributable to
GE common shareowners	$(23,376)	$2,082	U	$(23,376)	$2,082	U	$(1,982)	$(695)	U
Amounts attributable to GE common shareowners:
Earnings (loss) from continuing operations	$(21,670)	$2,513	U	$(21,970)	$2,263	U	$(103)	$55	U
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(188)	(318)		(228)	(316)		40	(2)
Earnings (loss) from continuing operations
attributable to the Company	(21,482)	2,831	U	(21,742)	2,579	U	(143)	57	U
Preferred stock dividends	(260)	(252)		—	—		(260)	(252)
Earnings (loss) from continuing operations
attributable to GE common shareowners	(21,742)	2,579	U	(21,742)	2,579	U	(403)	(195)	U
Earnings (loss) from discontinued
operations, net of taxes	(1,634)	(490)		(1,634)	(497)		(1,579)	(494)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	—	6		—	—		—	6
Net earnings (loss) attributable to GE
common shareowners	$(23,376)	$2,082	U	$(23,376)	$2,082	U	$(1,982)	$(695)	U
Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$(2.50)	$0.29	U
Basic earnings (loss) per share	$(2.50)	$0.30	U
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$(2.69)	$0.24	U
Basic earnings (loss) per share	$(2.69)	$0.24	U
Total average equivalent shares
Diluted	8,689	8,774	(1)%
Basic	8,689	8,689	—%
Dividends declared per common share	$0.36	$0.72	(50)%
(a) Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.
Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.
"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2017 consolidated financial statements at www.ge.com/ar2017 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
SUMMARY OF OPERATING SEGMENTS (UNAUDITED)
	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2018	2017	V%	2018	2017	V%
Revenues(a)
Power	$5,739	$8,527	(33)%	$20,540	$25,868	(21)%
Renewable Energy	2,873	2,507	15%	6,172	6,587	(6)%
Aviation	7,480	6,696	12%	22,111	20,003	11%
Oil & Gas	5,670	5,311	7%	16,609	11,394	46%
Healthcare	4,707	4,710	—%	14,387	13,703	5%
Transportation	932	949	(2)%	2,746	3,006	(9)%
Lighting	385	472	(18)%	1,272	1,407	(10)%
Total industrial segment revenues	27,785	29,171	(5)%	83,837	81,967	2%
Capital	2,473	2,397	3%	7,075	7,525	(6)%
Total segment revenues	30,258	31,569	(4)%	90,912	89,491	2%
Corporate items and eliminations(a)	(685)	(907)	24%	(2,575)	(2,851)	10%
Consolidated revenues	$29,573	$30,662	(4)%	$88,337	$86,640	2%
Segment profit (loss)(a)
Power	$(631)	$464	U	$64	$1,896	(97)%
Renewable Energy	60	217	(72)%	220	445	(51)%
Aviation	1,665	1,335	25%	4,743	3,982	19%
Oil & Gas	180	(57)	F	110	322	(66)%
Healthcare	861	847	2%	2,522	2,335	8%
Transportation	162	141	15%	448	420	7%
Lighting	26	14	86%	52	41	27%
Total industrial segment profit	2,325	2,961	(21)%	8,157	9,441	(14)%
Capital	19	24	(21)%	(403)	(195)	U
Total segment profit (loss)	2,344	2,985	(21)%	7,753	9,246	(16)%
Corporate items and eliminations(a)	(1,546)	439	U	(2,507)	(2,083)	(20)%
Goodwill impairment	(21,973)	(947)	U	(21,973)	(947)	U
GE interest and other financial charges	(662)	(718)	8%	(1,995)	(1,918)	(4)%
GE non-operating benefit costs	(804)	(610)	(32)%	(2,178)	(1,811)	(20)%
GE benefit (provision) for income taxes	(205)	281	U	(842)	93	U
Earnings (loss) from continuing operations
attributable to GE common shareowners	(22,847)	1,429	U	(21,742)	2,579	U
Earnings (loss) from discontinued operations,
net of taxes	39	(106)	F	(1,634)	(490)	U
Less net earnings attributable to
noncontrolling interests, discontinued operations	—	(1)	F	—	6	U
Earnings (loss) from discontinued operations,
net of tax and noncontrolling interests	39	(105)	F	(1,634)	(497)	U
Consolidated net earnings (loss)
attributable to GE common shareowners	$(22,808)	$1,324	U	$(23,376)	$2,082	U

(a)
Segment revenues include sales of products and services related to the segment. Segment profit excludes results reported as discontinued operations and material accounting changes other than those applied retrospectively, goodwill impairment, restructuring and other charges (with the exception of Oil & Gas), the portion of earnings or loss attributable to noncontrolling interests of consolidated subsidiaries, and as such only includes the portion of earnings or loss attributable to our share of the consolidated earnings or loss of consolidated subsidiaries. Segment profit excludes or includes interest and other financial charges, non-operating benefit costs, income taxes, and preferred stock dividends according to how a particular segment's management is measured – excluded in determining segment profit for Power, Renewable Energy, Aviation, Oil & Gas, Healthcare, Transportation and Lighting; included in determining segment profit, which we sometimes refer to as "net earnings," for Capital. Other income is included in segment profit for the industrial segments. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs is allocated based on each segment's relative net cost of operations. Industrial segment revenues and profit include the sum of our seven industrial reporting segments without giving effect to the elimination of transactions among such segments and between these segments and our financial services segment. Total segment revenues and profit include the sum of our seven industrial segments and one financial services segment, without giving effect to the elimination of transactions among such segments. We believe that this provides investors with a view as to the results of all of our segments, without inter-segment eliminations and corporate items.

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)
	Consolidated		GE(a)		Financial Services (GE Capital)
	September 30,	December 31,	September 30,	December 31,	September 30,	December 31,
(Dollars in billions)	2018	2017	2018	2017	2018	2017
Assets
Cash, cash equivalents and restricted cash and marketable securities(b)(c)	$61.7	$82.7	$14.7	$19.4	$47.0	$63.4
Receivables	20.4	24.2	14.9	14.6	—	—
Inventories	20.6	19.4	20.6	19.3	0.1	0.1
GE Capital financing receivables - net	7.9	10.3	—	—	15.7	22.0
Property, plant & equipment - net	50.6	53.9	22.0	24.0	29.4	30.6
Receivable from GE Capital	—	—	23.3	39.8	—	—
Investment in GE Capital	—	—	11.7	13.5	—	—
Goodwill & intangible assets	79.2	104.2	78.0	103.0	1.2	1.2
Contract assets	20.9	20.4	20.9	20.4	—	—
Other assets	41.0	44.1	19.2	21.4	30.5	33.5
Assets of businesses held for sale	4.6	4.2	4.3	3.8	—	—
Assets of discontinued operations	4.7	5.9	—	—	4.7	5.9
Total assets	$311.7	$369.2	$229.5	$279.3	$128.5	$156.7
Liabilities and equity
Borrowings(d)	$115.0	$134.6	$69.6	$81.6	$70.3	$95.2
Investment contracts, insurance liabilities and
insurance annuity benefits	35.6	38.1	—	—	36.1	38.6
Non-current compensation and benefits	34.3	41.6	33.5	40.8	0.8	0.8
Other liabilities	75.2	76.0	76.7	78.9	7.8	7.7
Liabilities of businesses held for sale	1.4	1.2	1.4	1.2	—	—
Liabilities of discontinued operations	2.0	0.7	0.1	—	1.9	0.7
Redeemable noncontrolling interests	0.4	3.4	0.4	3.4	—	—
GE shareowners' equity	31.5	56.0	31.5	56.0	11.7	13.5
Noncontrolling interests	16.4	17.5	16.4	17.3	—	0.2
Total liabilities and equity	$311.7	$369.2	$229.5	$279.3	$128.5	$156.7

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

(b)
At September 30, 2018, GE Capital maintained liquidity sources of $13.8 billion that consisted of cash, cash equivalents and restricted cash of $13.1 billion, high-quality investments of $0.2 billion and cash, cash equivalents and restricted cash of $0.4 billion classified as discontinued operations. Additionally, at September 30, 2018, GE has $47.5 billion ($40.8 billion net of offset provisions) of committed credit lines, consisting primarily of a $20 billion unused syndicated credit facility extended by 36 banks expiring in 2021, a $19.8 billion unused syndicated credit facility extended by six banks expiring in 2020, and $3.6 billion of credit facilities extended by seven banks with expiration dates ranging from February 2019 to May 2019. GE Capital has the right to compel GE to borrow under certain of these credit lines and transfer the proceeds as loans to GE Capital, which would be subject to the same terms and conditions as those between GE and the lending banks.

(c)
Balance included consolidated restricted cash of $0.5 billion and $0.7 billion at September 30, 2018 and December 31, 2017, respectively. GE restricted cash was $0.4 billion and $0.6 billion at September 30, 2018 and December 31, 2017, respectively, and GE Capital restricted cash was $0.1 billion at both September 30, 2018 and December 31, 2017.

(d)
GE borrowings includes commercial paper of $3 billion at both September 30, 2018 and December 31, 2017. GE Capital borrowings includes commercial paper of $3 billion and $5 billion at September 30, 2018 and December 31, 2017, respectively.

Amounts may not add due to rounding

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2017 consolidated financial statements at www.ge.com/ar2017 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use financial measures derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. The following non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure.

•	Adjusted earnings (loss)

•	Adjusted earnings (loss) per share (EPS)

•	Adjusted GE Industrial profit and profit margin (excluding certain items)

•	GE Industrial segment organic revenues

•	Healthcare organic revenues

•	Adjusted Oil & Gas segment profit and profit margin

•	GE Industrial free cash flows (FCF) and adjusted GE Industrial FCF

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

ADJUSTED EARNINGS (LOSS) (NON-GAAP)
	Three months ended September 30			Nine months ended September 30
(In millions)	2018	2017	V%	2018	2017	V%

Consolidated earnings (loss) from continuing operations attributable to GE common shareowners (GAAP)	$(22,847)	$1,429	U	$(21,742)	$2,579	U
Less: GE Capital earnings (loss) from continuing operations attributable to GE common shareowners (GAAP)	19	24		(403)	(195)
GE Industrial earnings (loss) (Non-GAAP)	(22,866)	1,405	U	(21,339)	2,774	U

Non-operating benefits costs (pre-tax) (GAAP)	(804)	(610)		(2,178)	(1,811)
Tax effect on non-operating benefit costs(a)	169	214		457	634
Less: non-operating benefit costs (net of tax)	(636)	(397)		(1,721)	(1,177)
Gains (losses) and impairments for disposed or held for sale businesses (pre-tax)	207	1,885		450	1,887
Tax effect on gains (losses) and impairments for disposed or held for sale businesses(b)	(89)	(45)		(190)	(46)
Less: gains (losses) and impairments for disposed or held for sale businesses (net of tax)	118	1,840		260	1,841
Restructuring & other (pre-tax)	(1,568)	(1,347)		(2,734)	(3,029)
Tax effect on restructuring & other(b)	337	448		398	953
Less: restructuring & other (net of tax)	(1,231)	(898)		(2,337)	(2,076)
Goodwill impairment (pre-tax)	(21,973)	(947)		(21,973)	(947)
Tax effect on goodwill impairment(b)	(246)	7		(246)	7
Less: goodwill impairment (net of tax)	(22,220)	(940)		(22,220)	(940)
Unrealized gains (losses) (pre-tax)	(73)	—		193	—
Tax effect on unrealized gains (losses)(a)	15	—		(41)	—
Less: unrealized gains (losses) (net of tax)	(58)	—		153	—
Less: GE Industrial U.S. tax reform enactment adjustment	—	—		(55)	—
Adjusted GE Industrial earnings (loss) (Non-GAAP)	$1,160	$1,801	(36)%	$4,581	$5,127	(11)%

GE Capital earnings (loss) from continuing operations attributable to GE common shareowners (GAAP)	19	24	(21)%	(403)	(195)	U
Less: GE Capital U.S. tax reform enactment adjustment	—	—		(45)	—
Adjusted GE Capital earnings (loss) (Non-GAAP)	$19	$24	(21)%	$(358)	$(195)	(84)%

Adjusted GE Industrial earnings (loss) (Non-GAAP)	$1,160	$1,801	(36)%	$4,581	$5,127	(11)%
Add: Adjusted GE Capital earnings (loss) (Non-GAAP)	19	24		(358)	(195)
Adjusted earnings (loss) (Non-GAAP)	$1,179	$1,825	(35)%	$4,223	$4,932	(14)%

(a) The tax effect was calculated using a 21% and 35% U.S. federal statutory tax rate in 2018 and 2017, respectively, based on its applicability to such cost.
(b) The tax effect presented includes both the rate for the relevant item as well as other direct and incremental tax charges.
Adjusted earnings (loss)* excludes non-operating benefit costs, gains (losses) and impairments for disposed or held for sale businesses, restructuring and other, goodwill impairment, and unrealized gains (losses), after tax, excluding the effects of U.S. tax reform enactment adjustment. The service cost of our pension and other benefit plans are included in adjusted earnings, which represents the ongoing cost of providing pension benefits to our employees. The components of non-operating benefit costs are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Gains and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring activities. Prior to the third quarter of 2018, goodwill impairment was included as a component of restructuring and other charges; for the third quarter of 2018, on a comparable basis, we reported it separately in the Statement of Earnings (Loss) because of the significance of the charge that quarter, and Adjusted earnings (loss)* continues to exclude amounts related to goodwill impairment as separate from the ongoing operations of our businesses. We believe that the retained costs in Adjusted earnings (loss)* provides management and investors a useful measure to evaluate the performance of the total company, and increases period-to-period comparability. We believe that presenting Adjusted Industrial earnings (loss) separately for our financial services businesses also provides management and investors with useful information about the relative size of our industrial and financial services businesses in relation to the total company.

*Non-GAAP Financial Measure

ADJUSTED EARNINGS (LOSS) PER SHARE (EPS) (NON-GAAP)
	Three months ended September 30			Nine months ended September 30
	2018	2017	V%	2018	2017	V%

Consolidated EPS from continuing operations attributable to GE common shareowners (GAAP)	$(2.63)	$0.16	U	(2.50)	0.29	U
Less: GE Capital EPS from continuing operations attributable to GE common shareowners (GAAP)	—	—		(0.05)	(0.02)
GE Industrial EPS (Non-GAAP)	$(2.63)	$0.16	U	$(2.46)	$0.32	U

Non-operating benefits costs (pre-tax) (GAAP)	(0.09)	(0.07)		(0.25)	(0.21)
Tax effect on non-operating benefit costs(a)	0.02	0.02		0.05	0.07
Less: non-operating benefit costs (net of tax)	(0.07)	(0.05)		(0.20)	(0.13)
Gains (losses) and impairments for disposed or held for sale businesses (pre-tax)	0.02	0.22		0.05	0.21
Tax effect on gains (losses) and impairments for disposed or held for sale businesses(b)	(0.01)	(0.01)		(0.02)	(0.01)
Less: gains (losses) and impairments for disposed or held for sale businesses (net of tax)	0.01	0.21		0.03	0.21
Restructuring & other (pre-tax)	(0.18)	(0.15)		(0.31)	(0.34)
Tax effect on restructuring & other(b)	0.04	0.05		0.05	0.11
Less: restructuring & other (net of tax)	(0.14)	(0.10)		(0.27)	(0.24)
Goodwill impairment (pre-tax)	(2.53)	(0.11)		(2.53)	(0.11)
Tax effect on goodwill impairment(b)	(0.03)	—		(0.03)	—
Less: goodwill impairment (net of tax)	(2.56)	(0.11)		(2.56)	(0.11)
Unrealized gains (losses) (pre-tax)	(0.01)	—		0.02	—
Tax effect on unrealized gains (losses)(a)	—	—		—	—
Less: unrealized gains (losses) (net of tax)	(0.01)	—		0.02	—
Less: GE Industrial U.S. tax reform enactment adjustment	—	—		(0.01)	—
Adjusted GE Industrial EPS (Non-GAAP)	$0.13	$0.21	(38)%	$0.53	$0.58	(9)%

GE Capital EPS from continuing operations attributable to GE common shareowners (GAAP)	—	—	—%	(0.05)	(0.02)	U
Less: GE Capital U.S. tax reform enactment adjustment	—	—		(0.01)	—
Adjusted GE Capital EPS (Non-GAAP)	$—	$—	—%	$(0.04)	$(0.02)	(100)%

Adjusted GE Industrial EPS (Non-GAAP)	$0.13	$0.21	(38)%	$0.53	$0.58	(9)%
Add: Adjusted GE Capital EPS (Non-GAAP)	—	—		(0.04)	(0.02)
Adjusted EPS (Non-GAAP)(c)	$0.14	$0.21	(33)%	$0.49	$0.56	(13)%

(a) The tax effect was calculated using a 21% and 35% U.S. federal statutory tax rate in 2018 and 2017, respectively, based on its applicability to such cost.
(b) The tax effect presented includes both the rate for the relevant item as well as other direct and incremental tax charges.
(c) Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
Adjusted EPS* excludes non-operating benefit costs, gains (losses) and impairments for disposed or held for sale businesses, restructuring and other, goodwill impairment, and unrealized gains (losses), after tax, excluding the effects of U.S. tax reform enactment adjustment. The service cost of our pension and other benefit plans are included in adjusted earnings, which represents the ongoing cost of providing pension benefits to our employees. The components of non-operating benefit costs are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Gains and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring activities. Prior to the third quarter of 2018, goodwill impairment was included as a component of restructuring and other charges; for the third quarter of 2018, on a comparable basis, we reported it separately in the statement of earnings (loss) because of the significance of the charge that quarter, and Adjusted EPS* continues to exclude amounts related to goodwill impairment as separate from the ongoing operations of our businesses. We believe that the retained costs in Adjusted EPS* provides management and investors a useful measure to evaluate the performance of the total company, and increases period-to-period comparability. We also use Adjusted EPS* as a performance metric at the company level for our annual executive incentive plan for 2018. We believe that presenting Adjusted EPS separately for our financial services businesses also provides management and investors with useful information about the relative size of our industrial and financial services businesses in relation to the total company.

*Non-GAAP Financial Measure

ADJUSTED GE INDUSTRIAL PROFIT AND PROFIT MARGIN (EXCLUDING CERTAIN ITEMS) (NON-GAAP)
	Three months ended September 30		Nine months ended September 30
(Dollars in millions)	2018	2017	2018	2017

GE total revenues (GAAP)	$27,456	$28,774	$82,429	$80,683

Costs
GE total costs and expenses (GAAP)	$50,449	$29,978	$104,390	$80,977
Less: GE interest and other financial charges	662	718	1,995	1,918
Less: non-operating benefit costs	804	610	2,178	1,811
Less: restructuring & other	1,488	1,347	2,789	3,029
Less: goodwill impairment	21,973	947	21,973	947
Add: noncontrolling interests	(132)	(168)	(228)	(316)
Adjusted GE Industrial costs (Non-GAAP)	$25,389	$26,188	$75,227	$72,955

Other Income
GE other income (GAAP)	$201	$2,160	$1,237	$2,659
Less: unrealized gains (losses)	(73)	—	193	—
Less: restructuring & other	(80)	—	(80)	—
Less: gains (losses) and impairments for disposed or held for sale businesses	207	1,885	450	1,887
Adjusted GE other income (Non-GAAP)	$147	$275	$674	$772

GE Industrial profit (GAAP)	$(22,793)	$957	$(20,725)	$2,365
GE Industrial profit margin (GAAP)	(83.0)%	3.3%	(25.1)%	2.9%

Adjusted GE Industrial profit (Non-GAAP)	$2,213	$2,861	$7,875	$8,500
Adjusted GE Industrial profit margin (Non-GAAP)	8.1%	9.9%	9.6%	10.5%

We have presented our Adjusted GE Industrial profit* and profit margin* excluding interest and other financial charges, non-operating benefit costs, restructuring and other, goodwill impairment, non-controlling interests, unrealized gains (loss) on Pivotal equity investment and gains (losses) and impairment for disposed or held for sale businesses. We believe that GE Industrial profit and profit margins adjusted for these items are meaningful measures because they increase the comparability of period-to-period results.

*Non-GAAP Financial Measure

GE INDUSTRIAL SEGMENT ORGANIC REVENUES (NON-GAAP)
	Three months ended September 30			Nine months ended September 30
(In millions)	2018	2017	V%	2018	2017	V%

GE Industrial segment revenues (GAAP)	$27,785	$29,171	(5)%	$83,837	$81,967	2%
Adjustments:
Less: acquisitions	4	1		5,588	92
Less: business dispositions (other than dispositions acquired for investment)	10	1,408		13	2,479
Less: Currency exchange rate(a)	(285)	—		1,121	—
GE Industrial segment organic revenues (Non-GAAP)	$28,057	$27,762	1%	$77,116	$79,396	(3)%
(a) Translational foreign exchange

HEALTHCARE ORGANIC REVENUES (NON-GAAP)
	Three months ended September 30			Nine months ended September 30
(In millions)	2018	2017	V%	2018	2017	V%

Healthcare segment revenues (GAAP)	$4,707	$4,710	—%	$14,387	$13,703	5%
Adjustments:
Less: acquisitions	2	1		6	1
Less: business dispositions (other than dispositions acquired for investment)	10	113		13	154
Less: Currency exchange rate(a)	(44)	—		243	—
Healthcare organic revenues (Non-GAAP)	$4,738	$4,596	3%	$14,125	$13,548	4%
(a) Translational foreign exchange

Organic revenues* measure revenues excluding the effects of acquisitions, business dispositions and currency exchange rates. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends. We also believe that presenting organic revenues* separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term "organic revenues" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

*Non-GAAP Financial Measure

ADJUSTED OIL & GAS SEGMENT PROFIT AND PROFIT MARGIN (NON-GAAP)
	Three months ended September 30			Nine months ended September 30
(In millions)	2018	2017	V%	2018	2017	V%

Reported segment profit (GAAP)	$180	$(57)	F	$110	$322	(66)%
Less: restructuring & other (GE share)	(67)	(267)		(540)	(267)
Adjusted Oil & Gas segment profit (Non-GAAP)	$247	$210	18%	$650	$590	10%

Reported Oil & Gas segment revenues (GAAP)	$5,670	$5,311	7%	$16,609	$11,394	46%

Reported Oil & Gas profit margin (GAAP)	3.2%	(1.1)%	4.3pts	0.7%	2.8%	(2.1)pts
Adjusted Oil & Gas profit margin (Non-GAAP)	4.4%	4.0%	0.4pts	3.9%	5.2%	(1.3)pts

Adjusted GE Oil & Gas segment profit* measures Oil & Gas reported segment profit excluding the effects of restructuring and other charges. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations of our Oil & Gas segment.

GE INDUSTRIAL FREE CASH FLOWS (FCF) AND ADJUSTED GE INDUSTRIAL FCF (NON-GAAP)
	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2018	2017	V$	2018	2017	V$
GE CFOA (GAAP)	$(3,354)	$465	$(3,820)	$(4,128)	$4,051	$(8,179)
Add: gross additions to PP&E	(769)	(1,092)		(2,419)	(3,051)
Add: gross additions to internal-use software	(90)	(137)		(262)	(396)
Less: common dividends from GE Capital	—	—		—	4,016
Less: GE Pension Plan funding	(5,079)	(1,214)		(6,000)	(1,431)
Less: taxes related to business sales	(74)	(61)		(91)	(112)
GE Industrial Free Cash Flows (Non-GAAP)	$940	$510	$429	$(718)	$(1,869)	$1,150

Less: Oil & Gas CFOA	236	(242)		669	(242)
Less: Oil & Gas gross additions to PP&E	(231)	(250)		(630)	(250)
Less: Oil & Gas gross additions to internal-use software	(6)	(24)		(23)	(24)
Add: BHGE Class B shareholder dividend	147	122		399	122
Adjusted GE Industrial Free Cash Flows (Non-GAAP)	$1,088	$1,149	$(61)	$(335)	$(1,230)	$895

In 2018, GE transitioned from reporting an Adjusted GE Industrial CFOA metric to measuring itself on a GE Industrial Free Cash Flows basis*. This metric includes GE CFOA plus investments in property, plant and equipment and additions to internal-use software; this metric excludes any dividends received from GE Capital and any cash received from dispositions of property, plant and equipment.

We believe that investors may also find it useful to compare GE’s Industrial free cash flows* performance without the effects of cash used for taxes related to business sales and contributions to the GE Pension Plan. We believe that this measure will better allow management and investors to evaluate the capacity of our industrial operations to generate free cash flows. In addition, we report Adjusted GE Industrial Free Cash Flows* in order to provide a more fair representation of the cash that we are entitled to utilize in a given period. We also use Adjusted GE Industrial Free Cash Flows* as a performance metric at the company-wide level for our annual executive incentive plan for 2018.

Management recognizes that the term free cash flows may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

*Non-GAAP Financial Measure

Caution Concerning Forward Looking Statements:

This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range."

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about potential business or asset dispositions, including plans to separate GE Healthcare into a standalone company, the timing and structure for that separation, the characteristics of the business to be separated and the expected benefits to GE; plans to exit our equity ownership position in Baker Hughes, a GE company (BHGE) and the expected benefits to GE; capital allocation, including our plans with respect to the timing and amount of GE dividends, organic investment and other priorities; our capital structure and access to funding, including leverage ratios and targets, debt repayment plans and credit ratings and outlooks; divestiture proceeds expectations; GE and GE Capital liquidity; future corporate performance; leverage targets; future charges and capital contributions that may be required in connection with GE Capital's run-off insurance operations and related GE Capital portfolio actions; revenues; organic growth; cash flows and cash conversion, including the impact of working capital, contract assets and pension funding contributions; earnings per share, including the impact of the new revenue recognition accounting standard and U.S. tax reform; future business growth and productivity gains; profit margins; the benefits of restructuring, the new GE operating system and the future cost profile and performance of Corporate; our businesses' cost structures and plans to reduce costs; restructuring, goodwill impairment or other financial charges; tax rates; transaction-related synergies, proceeds and gains; or returns on capital and investment.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

- our success in executing and completing, including obtaining regulatory approvals and satisfying other closing conditions for, GE Industrial and GE Capital business or asset dispositions or other announced transactions, including our planned separation of GE Healthcare and dispositions of GE Transportation and BHGE, the pricing, gain or loss recognition, timing, and anticipated proceeds from those or other transactions and potential trailing liabilities;
- GE's liquidity and the amount and timing of our GE Industrial cash flows and earnings, which may be impacted by customer, competitive, contractual and other dynamics and conditions;
- our capital allocation plans, as such plans may change including with respect to the timing and amount of GE dividends, organic investments, including research and development, investments in Digital and capital expenditures, the repayment or allocation of our outstanding debt obligations, pension funding contributions, acquisitions, joint ventures and other strategic actions;
- further downgrades of our current short- and long-term credit ratings or ratings outlooks and the related impact on our funding profile, costs and competitive position;
- customer actions or market developments such as reduced demand for equipment and services and other challenges in our Power business, other shifts in the competitive landscape for our products and services, changes in economic conditions, including oil prices, early aircraft retirements and other factors that may affect the level of demand and financial performance of the major industries and customers we serve;
- changes in law, economic and financial conditions, including the effect of enactment of U.S. tax reform or other tax law changes, trade policy and tariffs, interest and exchange rate volatility, commodity and equity prices and the value of financial assets;
- GE Capital's capital and liquidity needs, including in connection with GE Capital's run-off insurance operations, the amount and timing of required capital contributions and related strategic actions that we may pursue, the WMC-related matters described below, the impact of conditions in the financial and credit markets on GE Capital's ability to sell financial assets, GE Capital's leverage and credit ratings, the availability and cost of GE Capital funding and GE Capital's exposure to counterparties;
- pending and future mortgage loan repurchase claims, other litigation claims and the U.S. Department of Justice's investigation under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and other investigations in connection with WMC, which may affect our estimates of liability, including possible loss estimates;
- our ability to launch new products in a cost-effective manner;
- our ability to increase margins through implementation of the new GE operating system, restructuring and other cost reduction measures;
- our ability to convert pre-order commitments/wins into orders/bookings; and the price we realize on orders/bookings since commitments/wins are stated at list prices;
- the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of WMC, Alstom, SEC and other investigative and legal proceedings;
- our success in integrating acquired businesses and operating joint ventures, and our ability to realize revenue and cost synergies from announced transactions, acquired businesses and joint ventures, including Alstom and BHGE;
- the impact of potential product failures and related reputational effects;
- the impact of potential information technology, cybersecurity or data security breaches;
- the other factors that are described in "Forward-Looking Statements" in BHGE's most recent earnings release or SEC filings; and
- the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018.

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These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.
Our public communications and SEC filings may include certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

General Electric Capital Corporation (GECC) has been merged into GE and our financial services business is now operated by GE Capital Global Holdings, LLC (GECGH). In our public communications and SEC filings, we refer to GECC and GECGH as "GE Capital". We refer to the industrial businesses of the Company including GE Capital on an equity basis as "GE". "GE (ex-GE Capital)" and /or "Industrial" refer to GE excluding GE Capital. Our financial services segment previously referred to as GE Capital is now referred to as Capital.

GE's Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE's Facebook page and Twitter accounts, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Supplemental Financial Information

Supplemental financial information can be found on the Company's website at: ge.com/investor under Events and Reports.

Conference Call and Webcast

GE will discuss its results during its investor conference call **today starting at 8:00 a.m. EDT**. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE's website at: www.ge.com/investor. An archived version of the webcast will be available on the website after the call.

About GE

GE (NYSE:GE) drives the world forward by tackling its biggest challenges. By combining world-class engineering with software and analytics, GE helps the world work more efficiently, reliably, and safely. For more than 125 years, GE has invented the future of industry, and today it leads new paradigms in additive manufacturing, materials science, and data analytics. GE people are global, diverse and dedicated, operating with the highest integrity and passion to fulfill GE's mission and deliver for our customers. www.ge.com

GE Investor Contacts:
Todd Ernst, 617.443.3400
todd.ernst@ge.com

GE Media Contact:
Jennifer Erickson, 646.682.5620
jennifer.erickson@ge.com

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